Exhibit 10.23
Execution Version
FIRST AMENDMENT
TO
NOTE PURCHASE AGREEMENT

This First Amendment to the Note Purchase Agreement (defined below) (this “Amendment”), dated as of March 2, 2021 (the “Effective Date”), is entered into by and among OPTINOSE US, INC., a Delaware corporation (the “Issuer”), OPTINOSE AS, a Norwegian private limited liability company with Norwegian business registration number 982 483 131, OPTINOSE, INC., a Delaware corporation, OPTINOSE UK LIMITED, a limited liability company formed under the laws of England and Wales, the Purchasers (as defined in the Note Purchase Agreement) party to the Note Purchase Agreement as of the Effective Date and BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales, as Collateral Agent.
RECITALS
WHEREAS, the Issuer, the Purchasers and the other parties thereto are party to that certain Note Purchase Agreement dated as of September 12, 2019 (as amended pursuant to that certain letter agreement dated August 13, 2020 by and among such parties, the “Note Purchase Agreement”); and
WHEREAS, in accordance with Section 12.01 of the Note Purchase Agreement, the Issuer and each of the Purchasers desire to amend the Note Purchase Agreement on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained and intending to be legally bound by this Amendment, each of the undersigned hereby agrees and declares as follows:
SECTION 1.    Definitions; Interpretation. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement. The rules of interpretation set forth in Section 1.02 of the Note Purchase Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2.    Amendment to Note Purchase Agreement. The Note Purchase Agreement is hereby amended by deleting in its entirety the table included in Section 8.16(a) of the Note Purchase Agreement and replacing it as follows:

“ Twelve Month Period Ending	Net Sales Threshold (for any fiscal quarter in which the only Notes issued hereunder are the Initial Notes)	Net Sales Threshold (for any fiscal quarter in which the Notes issued hereunder include any Delayed Draw Notes)
December 31, 2019	$15,000,000	$18,000,000
March 31, 2020	$20,000,000	$25,000,000
June 30, 2020	$27,000,000	$32,000,000
September 30, 2020	$33,000,000	$40,000,000
December 31, 2020	$40,000,000	$48,000,000
March 31, 2021	$48,000,000	$48,000,000
June 30, 2021	$58,000,000	$58,000,000
September 30, 2021	$66,500,000	$66,500,000
December 31, 2021	$80,000,000	$80,000,000
March 31, 2022	$90,000,000	$90,000,000
June 30, 2022	$98,750,000	$98,750,000
September 30, 2022	$102,500,000	$102,500,000
December 31, 2022	$106,250,000	$106,250,000
March 31, 2023	$110,000,000	$110,000,000
June 30, 2023	$113,750,000	$113,750,000
September 30, 2023	$117,500,000	$117,500,000
December 31, 2023	$121,250,000	$121,250,000
”
SECTION 3.    Amendment Fee. The Issuer and each Purchaser agree that on the earlier to occur of the (a) prepayment in whole of all outstanding Notes pursuant to Section 2.07 or Section 9.02 of the Note Purchase Agreement and (b) the Maturity Date, the Issuer shall pay to each Purchaser its ratable portion of an amendment fee in an aggregate amount equal to $1,300,000.00 (the “Amendment Fee”). The Issuer agrees that the Amendment Fee shall be paid in Dollars, fully earned upon the Effective Date, nonrefundable and in addition to, and not creditable against, any other fee, cost or expense payable under any of the Note Documents. Notwithstanding anything in this Amendment or any other Note Document to the contrary, all payments made by or on behalf of the Issuer in satisfaction of the Amendment Fee shall be made free and clear of, and without any deduction or withholding for or on account of, any for present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any Governmental Authority unless required by applicable Law; provided that no such deduction or withholding shall be made by the applicable Withholding Agent unless the Issuer provides written notice to the Purchaser to whom amounts would otherwise be payable as soon as reasonably practicable after such Withholding Agent has determined that such withholding or deduction is required by applicable Law (and, in no event, less than ten (10) days prior to the date on which such payment is due to be made hereunder), which such notice shall include the anticipated amount of withholding or deduction and a description of the factual and legal basis therefor.
SECTION 4.    Representations and Warranties; Reaffirmation.

(a)Each Note Party, jointly and severally with each other Note Party, hereby represents and warrants to each Purchaser and the Collateral Agent as follows:
(i)    Such Note Party has all requisite power and authority to enter into this Amendment and to perform its obligations hereunder.
(ii)    This Amendment has been duly executed and delivered by such Note Party and is the legally valid and binding obligation of such Note Party, enforceable against such Note Party in accordance with its terms, subject to applicable Debtor Relief Laws or other Laws affecting creditors’ rights generally and subject to general principles of equity.
(iii)    The execution and delivery by such Note Party of, and the performance by such Note Party of its obligations under, this Amendment have been duly authorized and do not: (A) contravene the terms of any of such Note Party’s Organization Documents; (B) violate in any material respect any Law or regulation; (C) conflict with in any material respect, or result in any material breach or contravention of, any material order, judgment, injunction, writ, decree, determination or award of any Governmental Authority or any arbitral award to which such Note Party or any of its properties are subject; (D) require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, other than those that have already been obtained and are in full force and effect; or (E) conflict with in any material respect or result in any material breach or contravention of, or the creation of any Lien under, or require any payment to be made under, any material Contractual Obligation to which such Note Party is a party or affecting such Note Party or the properties of such Note Party or any of its Subsidiaries.
(b)Each Note Party hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Note Documents to which it is a party and agrees that the Note Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, each Note Party acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.
SECTION 5.    References to and Effect on Note Purchase Agreement. Except as specifically set forth herein, this Amendment shall not modify or in any way affect any of the provisions of the Note Purchase Agreement, which shall remain in full force and effect and is hereby ratified and confirmed in all respects. On and after the Effective Date all references in the Note Purchase Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Note Purchase Agreement as amended by this Amendment. The parties hereto hereby acknowledge and agree that this Amendment constitutes a Note Document.
SECTION 6.    Counterparts; Etc. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.    Governing Law; Jurisdiction, Etc. Section 12.14 of the Note Purchase Agreement is hereby incorporated by reference, mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.
OPTINOSE US, INC.,
as the Issuer
By: /s/ Peter Miller
Name: Peter Miller
Title: CEO

OPTINOSE AS,
as a Guarantor
By:/s/ Peter Miller
Name: Peter Miller
Title: CEO

OPTINOSE, INC.,
as a Guarantor
By:/s/ Peter Miller
Name: Peter Miller
Title: CEO
OPTINOSE UK LIMITED,
as a Guarantor
By:/s/ Peter Miller            , on behalf of
OptiNose UK Limited
Name: Peter Miller
Title: CEO

Signature Page to First Amendment to Note Purchase Agreement

BPCR LIMITED PARTNERSHIP,
as a Purchaser
By: Pharmakon Advisors, LP,
    its Investment Manager
    By: Pharmakon Management I, LLC,
    its General Partner

By__/s/ Pedro Gonzalez de Cosio____________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as a Purchaser
By: Pharmakon Advisors, LP,
    its Investment Manager
    By: Pharmakon Management I, LLC,
    its General Partner

By_/s/ Pedro Gonzalez de Cosio____________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

Signature Page to First Amendment to Note Purcahse Agreement

Execution Version
Acknowledged by:

BIOPHARMA CREDIT PLC,
as Collateral Agent

By: Pharmakon Advisors, LP,
    its Investment Manager

    By: Pharmakon Management I, LLC,
    its General Partner

By___/s/ Pedro Gonzalez de Cosio_________
Name: Pedro Gonzalez de Cosio
Title: Managing Member